SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

   Filed by the Registrant |X|
   Filed by a Party other than the Registrant |_|

   Check the appropriate box:
   |_| Preliminary Proxy Statement
                                        |_|   Confidential, for Use of the
                                              Commission Only
                                              (as permitted by Rule 14a-6(e)(2))
   |X| Definitive Proxy Statement
   |_| Definitive Additional Materials
   |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 HAPPY KIDS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)      Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   |_|      Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
   |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1)      Amount Previously Paid:

--------------------------------------------------------------------------------
   (2)      Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------
   (3)      Filing Party:

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   (4)      Date Filed:

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
                                 HAPPY KIDS INC.
                        100 WEST 33RD STREET, SUITE 1100
                            NEW YORK, NEW YORK 10001



                                                                  April 26, 1999

To Our Shareholders:

      You  are  cordially   invited  to  attend  the  1999  Annual   Meeting  of
Shareholders of Happy Kids Inc. at 2:00 P.M., local time, on May 25, 1999 at The Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017.

      The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

      It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

      Thank you for your continued support.


                                          Sincerely,



                                          Jack M. Benun
                                          President and Chief Executive Officer

                                 HAPPY KIDS INC.
                        100 WEST 33RD STREET, SUITE 1100
                            NEW YORK, NEW YORK 10001


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 25, 1999

      The Annual Meeting of Shareholders (the "Meeting") of HAPPY KIDS INC., a New York corporation (the "Company"), will be held at The Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017 on May 25, 1999, at 2:00 P.M., local time, for the following purposes:

(1) To  elect  six  directors  to  serve   until  the  next  Annual  Meeting  of
    Shareholders and until their respective successors shall have been duly elected and qualified;

(2) To ratify the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 1999; and

(3) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

      Holders of Common Stock of record at the close of business on April 15, 1999 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

                                          By Order of the Board of Directors




                                          Mark J. Benun
                                            Secretary

New York, New York
April 26, 1999

      THE COMPANY'S 1998 ANNUAL REPORT ACCOMPANIES THE PROXY STATEMENT.

                                 HAPPY KIDS INC.
                        100 WEST 33RD STREET, SUITE 1100
                            NEW YORK, NEW YORK 10001


              ----------------------------------------------------
                                 PROXY STATEMENT
              ----------------------------------------------------


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Happy Kids Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on May 25, 1999 (the "Meeting") at The Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017 at 2:00 P.M., local time, and at any adjournment or adjournments thereof. Holders of record of Common Stock, $0.01 par value ("Common Stock"), as of the close of business on April 15, 1999, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 10,375,693 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting. The number of votes entitled to be cast at the Meeting is 10,375,693.

     If proxies in the accompanying form are properly executed and returned, the Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the Common Stock represented by the proxies will be voted (i) FOR the election of the six nominees named below as directors, (ii) FOR the ratification of the appointment of Grant Thornton LLP as independent auditors for the year ending December 31, 1999 and (iii) in the discretion of the persons named in the enclosed form of proxy, on any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted, by written notice addressed to and received by the Secretary of the Company, by submitting a duly executed proxy bearing a later date or by electing to vote in person at the Meeting. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the Meeting is required for the election of directors, provided a quorum is present in person or by proxy. All actions proposed herein other than the election of directors may be taken upon the affirmative vote of shareholders possessing a majority of the voting power represented at the Meeting, provided a quorum is present in person or by proxy.

     Abstentions and Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about April 26, 1999. The Annual Report to Shareholders of the Company for the year ended December 31, 1998, including financial statements (the "Annual Report"), is being mailed together with this Proxy Statement to all shareholders of record as of April 15, 1999. In addition, the Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company's expense, with additional copies of the Annual Report so that such record holders could supply such materials to beneficial owners as of April 15, 1999.

                              ELECTION OF DIRECTORS

     At the Meeting, six directors are to be elected (which number shall constitute the entire Board of Directors of the Company) to hold office until the next Annual Meeting of Shareholders and until their successors shall have been elected and qualified.

     It is the intention of the persons named in the enclosed form of proxy to vote the stock represented thereby, unless otherwise specified in the proxy, for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are at present directors of the Company. In the event any of the nominees should become unavailable or unable to serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

     The current Board of Directors and nominees for election to the Board are as follows:

                                    SERVED AS A     POSITIONS WITH
NAME                         AGE   DIRECTOR SINCE   THE COMPANY
----                         ---   --------------   --------------

Jack M. Benun.............   57         1988        Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer

Mark J. Benun.............   32         1988        Executive Vice President,
                                                    Secretary and Director

Isaac Levy................   35         1988        Senior Vice President and
                                                    Director

Andrew Glasgow............   46         1999        Vice President, President
                                                    of the Glasgow Division
                                                    and Director

Marvin Azrak..............   57         1998        Director

Stephen I. Kahn...........   33         1998        Director

     The principal occupations and business experience, for at least the past five years, of each nominee are as follows:

     Jack M. Benun. Mr. Benun founded the predecessor to the Company in 1979 and is the Company's Chairman of the Board, President and Chief Executive Officer. Mr. Benun has over 30 years experience in the apparel industry. Prior to founding the Company, Mr. Benun managed a family domestic apparel manufacturing business.

     Mark J. Benun. Mr. Benun joined the predecessor to the Company in 1984 and currently oversees all sales for the Company. He currently serves as Executive Vice President, Secretary and as a Director.

     Isaac Levy. Mr. Levy joined the predecessor to the Company in 1987 and is responsible for all operations of the boys division, including buying, design and marketing. He currently serves as the Company's Senior Vice President and as a Director.

     Andrew Glasgow. Mr. Glasgow was elected as a Director of the Company in April 1999. In addition, he currently serves as Vice President of the Company and President of the Company's Glasgow Division. Prior to that, Mr. Glasgow was the President of D. Glasgow & Sons, Inc., a privately-held company which designed, manufactured, and sold children's apparel products. Mr. Glasgow had been employed by D. Glasgow & Sons, Inc. for in excess of twenty years. On April 13, 1999, the Company acquired certain of the assets of D. Glasgow & Sons, Inc. See "Certain Relationships and Related Transactions."

     Marvin Azrak. Mr. Azrak was elected as a Director of the Company in March 1998. Mr. Azrak founded Azrak-Hamway International, Inc., a toy company, in 1964, which acquired the Remco Toy name in 1974. Mr. Azrak sold Azrak-Hamway International, Inc. in late 1997. He established the first Harley Davidson Cafe in New York in 1993, and, in 1997, he opened a second Harley Davidson Cafe in Las Vegas. He is also the founder of A.M.E., a children's underwear and accessory company.

     Stephen I. Kahn. Mr. Kahn was elected as a Director of the Company in March 1998. Mr. Kahn is the co-founder and the President, Chief Executive Officer and Chairman of the Board of dELiA*s Inc., a direct marketer of casual apparel and related accessories to Generation Y consumers. He is also President, Chief Executive Officer and Chairman of the Board of iTurf Inc., a leading provider of Internet community and commerce services focused primarily on Generation Y consumers. iTurf Inc. is a subsidiary of dELiA*s Inc. Prior to founding dELiA*s Inc., from 1989 to 1993, Mr. Kahn worked at the Paine Webber Group, Inc. in the merchant banking group where his focus included retail and apparel companies. Mr. Kahn holds a B.A. from Yale College, an M.A. from Oxford University and an M.B.A. from Columbia Business School.

     Other than Jack Benun and Mark Benun, who are father and son, there are no family relationships among any of the Directors, executive officers and key employees of the Company.

     All directors hold office until the next annual meeting of shareholders and until their successors shall have been duly elected and qualified.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR THE BOARD OF DIRECTORS.

COMMITTEES AND MEETINGS OF THE BOARD

     The Board of Directors has a Compensation Committee (the "Compensation Committee"), which approves salaries and certain incentive compensation for management and key employees of the Company; an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent accountants; and an Option Committee, which administers the Company's 1997 Stock Option Plan. The Compensation and Audit Committees currently consist of Jack M. Benun, Marvin Azrak and Stephen I. Kahn. The Compensation Committee was established in December 1997 and held one meeting in 1998. The Audit Committee was established in December 1997 and held one meeting in 1998. The Option Committee currently consists of Marvin Azrak and Stephen I. Kahn. The Option Committee was established in December 1997 and held one meeting in 1998. There was one meeting of the Board of Directors during 1998. Each incumbent director attended all such meetings of the Board of Directors and each such committee on which he served during the period, if applicable. Prior to the consummation of the Company's initial public offering of Common Stock on April 2, 1998 (the "IPO"), the Board of Directors often acted by written consent.

COMPENSATION OF DIRECTORS

     Each of the Company's outside (non-employee) Directors receives compensation of $1,500 per meeting for each regularly-scheduled meeting in which he participates. In addition, each of the outside members of the Board who serve on the Audit, Option and/or Compensation Committee of the Board receives a $750 fee per meeting for each regularly-scheduled Committee meeting in which such Committee member participates, as long as such Committee meeting or meetings is or are held on a day or days other than the day of a regularly-scheduled Board meeting. The Company also provides reimbursement to Directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors or its Committees. Directors are eligible to receive stock option grants pursuant to the Company's 1997 Stock Option Plan (the "Plan"). In connection with the election of Messrs. Azrak and Kahn to the Company's Board of Directors, each such Director was granted ten-year options to purchase 40,000 shares of Common Stock, exercisable at $10.00 per share, and vesting at a rate of twenty percent (20%) each year, commencing on the first anniversary of the date of grant.

                               EXECUTIVE OFFICERS

     The  following  table  identifies  the  current  executive  officers of the
Company:

                                      CAPACITIES IN               IN CURRENT
NAME                            AGE   WHICH SERVED                POSITION SINCE
----                            ---   -------------               --------------

Jack M. Benun..............     57    President, Chief Executive        1988
                                      Officer and Director

Mark J. Benun..............     32    Executive Vice President,         1997
                                      Secretary and Director

Isaac Levy.................     35    Senior Vice President and         1997
                                      Director

Stuart Bender (1)..........     44    Chief Financial Officer           1988
                                      and Treasurer

Andrew Glasgow.............     46    Vice President and                1999
                                      President of the Glasgow
                                      Division

------------

(1) Stuart Bender, CPA. Mr. Bender joined the predecessor to the Company in 1985 as Chief Financial Officer and Treasurer. Prior to joining the Company, Mr. Bender served as the corporate controller and divisional controller for two private companies. Mr. Bender has four years public accounting experience at Grant Thornton LLP.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership and reports of changes in ownership with respect to the Company's equity securities with the Securities and Exchange Commission (the "SEC"). All reporting persons are required by SEC regulation to furnish the Company with copies of all reports that such reporting persons file with the SEC pursuant to
Section 16(a).

     Based solely on the Company's review of the copies of such forms received by the Company and upon written representations of the Company's reporting persons received by the Company, all reporting persons timely filed all such reports with the SEC pursuant to Section 16(a).

                             EXECUTIVE COMPENSATION

Summary of Compensation in Fiscal 1998 and 1997

     The following Summary Compensation Table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer at any time during 1998 and each other executive officer of the Company whose aggregate cash compensation exceeded $100,000 at the end of 1998 (collectively, the "Named Executives") during the years ended December 31, 1998 and 1997.

                                SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------
                                                                          LONG-TERM
                                   ANNUAL COMPENSATION                  COMPENSATION
                                                                           AWARDS
                               ---------------------------------------  ------------
                                                               OTHER
                                                               ANNUAL    SECURITIES    ALL OTHER
                                           SALARY     BONUS    COMPEN-   UNDERLYING    COMPENSA-
  NAME AND PRINCIPAL POSITION    YEAR                          SATION     OPTIONS        TION
                                             ($)       ($)       ($)        (#)          ($)
            (a)                   (b)        (c)       (d)     (e)(1)       (g)        (i)(2)
-----------------------------------------------------------------------------------------------
Jack M. Benun................    1998      431,432      --        --         --         2,500
  President, Chief Executive     1997      551,064      --      52,000       --         2,373
  Officer and Director

Mark J. Benun................    1998      300,708      --        --         --         2,496
  Executive Vice President,      1997      590,416      --        --         --         2,292
   Secretary and Director

Isaac Levy...................    1998      297,131      --        --         --         2,500
  Senior Vice President and      1997      400,242      --        --         --         2,266
  Director

Stuart Bender................    1998      220,506    75,000      --      100,000       2,339
  Chief Financial Officer        1997      209,803    75,000      --         --         2,114
  and Treasurer
-----------------------------------------------------------------------------------------------

--------------

(1) The costs of certain benefits are not included because, in the aggregate, they did not exceed, in the case of each Named Executive, the lesser of $50,000 or 10% of the total annual salary and bonus reported in columns
      (c) and (d) of the above table. In the case of Jack M. Benun, for 1997, $36,842 of such amount represents payment for automobile allowances.

(2) Represents 401(k) contributions made by the Company on behalf of the Named Executive.

Option Grants in 1998

     The following table sets forth information concerning individual grants of stock options made pursuant to the Plan during 1998 to each of the Named Executives. The Company has never granted any stock appreciation rights.

                         OPTION GRANTS IN LAST FISCAL YEAR

---------------------------------------------------------------------------------------------------------
                         INDIVIDUAL GRANTS

---------------------------------------------------------------------------------------------------------

                                  PERCENT OF                                     POTENTIAL REALIZABLE
                                    TOTAL                                              VALUE AT
                     NUMBER OF     OPTIONS                                      ASSUMED ANNUAL RATES OF
                     SECURITIES   GRANTED TO                                            STOCK
                     UNDERLYING    EMPLOYEES      EXERCISE                      PRICE APPRECIATION FOR
                      OPTIONS      IN FISCAL      OR BASE                               OPTION
                      GRANTED        YEAR          PRICE         EXPIRATION            TERM (3)
                                                                                -------------------------
        NAME          (#)(1)        (%)(2)         ($/SH)           DATE             5%($)     10%($)
        (a)             (b)           (c)           (d)             (e)               (f)        (g)
---------------------------------------------------------------------------------------------------------
Jack M. Benun......      --           --            --               --               --         --

Mark J. Benun......      --           --            --               --               --         --

Isaac Levy.........      --           --            --               --               --         --

Stuart Bender......   100,000        100          10.00            2/24/08         628,895   1,593,742
---------------------------------------------------------------------------------------------------------

------------

(1) Such options were granted pursuant to the Plan. A total of 800,000 shares are reserved for issuance upon the exercise of options and/or stock purchase rights granted under the Plan, 180,000 of which had been granted as of December 31, 1998.
      See " - 1997 Stock Option Plan."

(2) Based on an aggregate of 100,000 options granted to employees in 1998, including options granted to Named Executives.

(3)   Based on a  grant date fair  market value of  $10.00 for the  grant to Mr.
      Bender.

1997 STOCK OPTION PLAN

     The Plan was adopted by the Board of Directors and approved by the shareholders of the Company on December 31, 1997. A total of 800,000 shares of Common Stock are reserved for issuance upon the exercise of options and/or stock purchase rights to be granted under the Plan. Of such amount, options to purchase 180,000 shares of the Company's Common Stock were granted in 1998 and options to purchase 125,000 shares of the Company's Common Stock have been granted in 1999, through March 31. No other options or rights have been granted under the Plan. Those eligible to receive stock option grants or stock purchase rights under the Plan include employees, non-employee Directors and consultants. The Plan is administered by the Option Committee of the Board of Directors of the Company, which is comprised solely of outside directors.

     Subject to the provisions of the Plan, the administrator of the Plan has the discretion to determine the optionees and/or grantees, the type of options to be granted (incentive stock options ("ISOs") or non-qualified stock options ("NQSOs")), the vesting provisions, the terms of the option grants and such other related provisions as are consistent with the Plan. The exercise price of an ISO may not be less than the fair market value per share of the Common Stock on the date of grant or, in the case of an optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share of the Common Stock on the date of grant. The exercise price of a NQSO may not be less than 85% of the fair market value per share of the Common Stock on the date of grant or, in the case of an Optionee who beneficially owns 10% or more of the outstanding capital stock of the Company, not less than 110% of the fair market value per share of the Common Stock on the date of grant. The purchase price of shares issued pursuant to stock purchase rights may not be less than 50% of the fair market value of such shares as of the offer date of such rights.

     The  options  terminate  not more  than ten  years  from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment with the Company; provided, however, that the term of any options granted to a holder of more than 10% of the outstanding shares of Common Stock may be no longer than five years. Options are not assignable or otherwise transferable except by will or the laws of descent and distribution. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company's assets in which the successor corporation does not assume outstanding options or issue equivalent options, the Board of Directors of the Company is required to provide accelerated vesting of outstanding options. The Plan terminates on December 31, 2007.

     In February 1998, the Company granted options to purchase 100,000 shares of Common Stock to Mr. Bender. Such options are, or will be, exercisable at $10.00 per share, have an expiration date of February 24, 2008, and vest at a rate of thirty-three and one-third percent (33 1/3 %) per year from the date of grant. In addition, on April 2, 1998, the Company granted options to purchase 40,000 shares of Common Stock to each of Messrs. Azrak and Kahn, which are, or will be, exercisable at $10.00 per share, have an expiration date of April 1, 2008, and vest at a rate of twenty percent (20%) per year from the date of grant.

Aggregated Option Exercises in 1998
and Year End Option Values

     The following table sets forth information concerning each exercise of options during 1998 by each of the Named Executives and the year end value of unexercised in-the-money options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

--------------------------------------------------------------------------------
                                                     NUMBER OF
                                                     SECURITIES       VALUE OF
                                                     UNDERLYING      UNEXERCISED
                                                    UNEXERCISED     IN-THE-MONEY
                                                     OPTIONS AT      OPTIONS AT
                                                       FISCAL          FISCAL
                           SHARES                     YEAR-END        YEAR-END
                         ACQUIRED ON     VALUE          (#)            ($) (1)
                          EXERCISE     REALIZED     EXERCISABLE/    EXERCISABLE/
         NAME                (#)          ($)      UNEXERCISABLE   UNEXERCISABLE
          (a)                (b)          (c)           (d)              (e)
--------------------------------------------------------------------------------
Jack M. Benun........        --           --          -- / --         -- / --

Mark J. Benun........        --           --          -- / --         -- / --

Stuart Bender........        --           --          -- /100,000    -- /275,000

Isaac Levy...........        --           --          -- / --         -- / --

--------------

(1) Based on a year-end fair market value of the underlying securities equal to $12.75 less the exercise price for such shares.

EMPLOYMENT   AGREEMENTS,   INDEMNIFICATION   AGREEMENTS  AND   CHANGE-IN-CONTROL
SEVERANCE PAY ARRANGEMENTS

     Each of Messrs. Jack M. Benun, Mark J. Benun, Isaac Levy and Stuart Bender entered into a two-year employment agreement with the Company commencing January 1, 1998. Under the current terms of the respective agreements, each of Messrs. Jack Benun, Mark Benun, Isaac Levy and Stuart Bender are entitled to an annual base salary of $425,000, $300,000, $300,000 and $225,000, respectively, and bonuses, the amounts and payments of which are within the discretion of the Compensation Committee of the Board of Directors. In addition, on April 13, 1999, Mr. Glasgow entered into a five-year employment agreement with the Company. Under the terms of such agreement, Mr. Glasgow is entitled to an annual base salary of $250,000 and bonuses commensurate with such other executive officers of the Company, which amounts and payments are within the discretion of the Compensation Committee of the Board of Directors. In addition, Mr. Glasgow is also entitled to receive, in quarterly payments, subject to annual adjustment, a percentage of certain divisional profits and certain import sales profits. These agreements require each individual to maintain the confidentiality of Company information. In addition, with the exception of Mr. Bender, each of such persons has agreed that during the term of his respective agreement and thereafter for a period of two years, he will not compete with the Company in any state or territory of the United States where the Company does business by engaging in any capacity in a business which is competitive with the business of the Company. Each of the foregoing employment agreements also provides that, for a period of two years following the termination of employment, each such individual shall not solicit the Company's licensors, customers or employees.

     In addition to the foregoing employment contracts, the Company has executed indemnification agreements with each of its executive officers and Directors pursuant to which the Company has agreed to indemnify such parties to the full extent permitted by law, subject to certain exceptions, if such party becomes subject to an action because such party is a Director, officer, employee, agent or fiduciary of the Company.

     On January 12, 1999, the Company entered into a Change-in-Control Severance Pay Agreement with Mr. Bender, providing for, among other things, in the event of the termination of Mr. Bender's employment with the Company for certain reasons, severance pay equal to three (3) times the sum of Mr. Bender's annual regular compensation as in effect immediately prior to Mr. Bender's termination or change-in-control, as applicable, plus an amount equal to the bonus, if any, paid to Mr. Bender in the year prior to such termination or change-in-control.

KEY MAN INSURANCE

     Messrs. Jack Benun, Mark Benun and Isaac Levy are key employees of the Company and the contribution of each of them to the Company has been and will be a significant factor in the Company's future success. The loss of any of them could adversely affect the Company's business and results of operations. The Company maintains, and is the beneficiary of, a life insurance policy on the life of Jack Benun, the face amount of which is $3.0 million. The Company does not maintain key man life insurance on the life of either Mark Benun or Isaac Levy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 1998 until immediately prior to the effectiveness of the IPO, the then current directors of the Company (consisting of Messrs. Jack Benun, Mark Benun and Isaac Levy) participated in deliberations concerning executive officer compensation, including decisions relative to their own compensation. The Compensation Committee consists of, and during the rest of 1998 consisted of, Jack Benun, Marvin Azrak and Stephen Kahn. There are no, and during 1998 there were no, Compensation Committee Interlocks.

     The Company and certain of its subsidiaries had been treated for federal and state income tax purposes as S Corporations under Sub-chapter S of the Internal Revenue Code of 1986, as amended, since 1988. As a result of such S Corporation status, the then current shareholders of each such entity (consisting solely of the shareholders of each such entity immediately prior to the effectiveness of the IPO), rather than such entities, had been taxed directly on earnings for federal and certain state income tax purposes, whether or not such earnings were distributed. Immediately prior to the effectiveness of the IPO, each such entity terminated its status as an S Corporation and since then has been subject to federal and state income taxes at applicable C Corporation rates.

     Prior to the termination of such S Corporation status, each such entity declared an S Corporation distribution to the shareholders of record on the date of such declaration. Such shareholders consisted solely of Messrs. Jack Benun, the Company's Chairman of the Board, President and Chief Executive Officer, Mark Benun, the Company's Executive Vice President and Secretary, and Isaac Levy, the Company's Senior Vice President with respect to the Company, and solely of Jack Benun and Mark Benun with respect to each such subsidiary. Such distribution, amounting to $7.6 million, represented substantially all of the remaining undistributed S Corporation earnings of each such entity and is evidenced by four-year 5.7% promissory notes issued to such shareholders in connection with the termination of S Corporation status. Of this amount, $2.0 million of the net proceeds from the Company's IPO (distributed evenly to the three aforementioned shareholders) was used to make a partial payment of amounts due under such notes. The balance of such S Corporation distributions will be paid in accordance with the terms and provisions of such promissory notes and provide for the timely distribution of amounts necessary to pay personal income taxes of the shareholders due on amounts earned by the S Corporations for the period January 1, 1998 through the termination of S Corporation status. In addition to amounts paid pursuant to the promissory notes, $314,000 was distributed to the aforementioned shareholders in 1998 in the form of dividends to fund their tax liabilities resulting from such S Corporation status.

     From time to time, the Company has made loans to Messrs. Jack Benun, Mark Benun and Isaac Levy and received loans from Jack Benun. All outstanding loans made to such individuals by the Company, totaling $347,211, were repaid to the Company during 1998. Loans received by the Company from Jack Benun, totaling $1.4 million, will be repaid to Mr. Benun on the same terms and conditions as those included in the four-year 5.7% promissory notes issued in connection with the termination of the Company's S Corporation status.

     Immediately prior to the effectiveness of the Company's IPO in April 1998, the Company acquired all of the issued and outstanding shares of certain related entities of the Company, in exchange for shares of Common Stock of the Company, from each of Jack Benun and Mark Benun. Each of Jack Benun and Mark Benun received 2,131,250 shares of the Company's Common Stock in exchange for each of their 50.0% ownership interests in each of Happy Kids Children's Apparel, Ltd., Talk of the Town Apparel Corp., O.P. Kids, L.L.C., H.O.T. Kidz, L.L.C., Hawk Industries, Inc. and J & B 18 Corp.

     Messrs. Jack Benun, Mark Benun and Isaac Levy have entered into a shareholders agreement dated January 1, 1998 (the "Shareholders Agreement"). The Shareholders Agreement provides tag-along rights to each of the parties thereto in the event that any of the other parties elects to sell his Common Stock. In addition, each party is granted a right of first refusal to purchase any shares of Common Stock offered for sale by any other party to the Shareholders Agreement. Finally, Mark Benun has granted Jack Benun an irrevocable proxy to vote any of the Company's voting securities beneficially owned by Mark Benun for the life of Jack Benun.

     In connection with the election of Messrs. Azrak and Kahn to the Company's Board of Directors, each such Director was granted ten-year options to purchase 40,000 shares of Common Stock, exercisable at $10.00 per share, and vesting at a rate of twenty percent (20%) each year, commencing on the first anniversary of the date of grant.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite Index and a Peer Group Index (capitalization weighted) for the period beginning on the date on which the Securities and Exchange Commission declared effective the Company's Form 8-A Registration Statement pursuant to Section 12 of the Exchange Act and ending on the last day of the Company's last completed fiscal year. The stock performance on the graph below is not indicative of future price performance.

            COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN *(1)(2)(3)

             Among the Company, the Nasdaq Composite Index and the
                              Peer Group Index (4)
                           (Capitalization Weighted)

                             [GRAPH INSERTED HERE]

            * $100 INVESTED ON 4/3/98 IN STOCK OR INDEX -
              INCLUDING REINVESTMENT OF DIVIDENDS.
              FISCAL YEAR ENDING DECEMBER 31

                            Base Period

    Company/Index Name     April 3, 1998   June 30, 1998   September 30, 1998   December 31, 1998
    ------------------     -------------   -------------   ------------------   -----------------
HKID....................      $ 100           $ 125              $ 80                $ 116

Nasdaq..................        100             102                92                  119

Peer Group Index........        100             108                71                   81

---------------
(1) Graph assumes $100 invested on April 3, 1998 in the Company's Common Stock, the Nasdaq Composite Index and the Peer Group Index.
(2)   Cumulative total return assumes reinvestment of dividends.
(3)   Year ended December 31.
(4) The Company has constructed a Peer Group Index consisting of Columbia Sportswear Company; Cutter & Buck Inc.; Jones Apparel Group Inc.; Liz Claiborne Inc.; Nautica Enterprises, Inc.; Oshkosh B'Gosh, Inc.; Polo Ralph Lauren Corp.; Quiksilver Inc.; Tarrant Apparel Group and Tommy Hilfiger Corp.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee has furnished the following report:

     The Compensation Committee is composed of one employee director and two non-employee directors. The Compensation Committee recommends, and the Board approves, all matters relating to executive compensation, including setting and administering policies governing executive salaries, bonuses (if any) and stock option awards (if any). The Compensation Committee meets at least annually to set performance objectives for the Chief Executive Officer ("CEO") and to determine the annual compensation of the CEO and other senior executives of the Company. The CEO is not present during the discussion of his compensation.

EXECUTIVE COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of shareholder value, while at the same time attracting and retaining qualified senior management. Since the inception of its predecessor corporation in 1979, the Company has operated with a small number of highly experienced senior executives determining and executing the Company's strategy.

COMPENSATION MIX

     The Company's executive compensation packages generally include three components: base salary, a discretionary annual cash bonus and stock options.

BASE SALARY

     The Compensation Committee seeks to establish base salaries for each position and level of responsibility which are competitive with those of executive officers at other children's apparel companies.

DISCRETIONARY CASH BONUS

     The Compensation Committee believes that discretionary cash bonuses are important to motivate and reward executive officers. However, cash bonuses are not guaranteed. Annual cash bonuses are awarded to executives based on their achievements against a stated list of objectives developed at the beginning of each year by senior management and the Compensation Committee. Such objectives are reviewed and approved by the Board of Directors.

STOCK OPTIONS

     Stock option grants under the Company's stock option plans are designed to align the long term interests of the Company's executives with those of its shareholders by rewarding executives for increasing shareholder value. In addition, the Compensation Committee may award additional stock option grants annually. When granting stock options, the Compensation Committee considers the recommendation of the CEO and the relative performance and contributions of each officer compared to that of other officers within the Company with similar levels of responsibility.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     In establishing Jack M. Benun's compensation package, the Compensation Committee seeks to maintain a level of total current compensation that is competitive with that paid to CEOs of other comparable children's apparel companies. In addition, in order to align Mr. Benun's interests with the interests of the Company's shareholders, the Compensation Committee attempts to make a substantial portion of the value of his total compensation dependent upon the appreciation of the Company's stock price.

     Mr. Benun's performance is evaluated annually by the Compensation Committee against a stated list of short, medium and long term objectives developed by the Compensation Committee at the beginning of each year and approved by the Board. Based on his achievements relating to these objectives, the Compensation Committee recommended, and the board approved a compensation package for Mr. Benun consisting of an annual base salary of $425,000 and bonuses, the amounts and payments of which are within the discretion of the Compensation Committee.

     Section 162(m) of the Internal Revenue Code disallows the deductibility by the Company of any compensation over $1 million paid to the CEO or any of the other four most highly compensated executives, unless certain criteria are satisfied. The Company's CEO and the other named executives have not received annual compensation over $1 million, and the Company has not determined what measures, if any, it should take to comply with Section 162.

                                          Compensation Committee Members:
                                          (as constituted at year end)

                                          Jack M. Benun
                                          Marvin Azrak
                                          Stephen I. Kahn

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There are, as of April 15, 1999, approximately 23 holders of record and 926 beneficial holders of the Company's Common Stock. The following table sets forth certain information, as of April 15, 1999, with respect to holdings of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of the Company's directors (which includes all nominees) and Named Executives, and (iii) all directors and officers as a group.

                                                   AMOUNT AND NATURE OF              PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER(1)           BENEFICIAL OWNERSHIP(2)            OF CLASS(3)
------------------------------------              --------------------               --------
(i) Directors (which includes all nominees) and
Named Executives:

Jack M. Benun...................................         6,587,500(4)                  63.5%

Mark J. Benun...................................         3,293,750                     31.7%

Isaac Levy......................................         1,162,500(5)                  11.2%

Stuart Bender...................................            33,333(6)                     *

Andrew Glasgow..................................            95,693(7)                     *

Marvin Azrak....................................             8,000(8)                     *

Stephen I. Kahn.................................             8,000(9)                     *

(ii)  All Directors and officers as a group
      (7 persons)...............................         7,895,026(4)(5)(6)(7)(8)(9)   75.7%

-------------
(1) The address of each beneficial owner of more than 5% of the outstanding Common Stock is 100 West 33rd Street, Suite 1100, New York, New York 10001.

(2) Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

(3) Applicable ownership percentage is based on 10,375,693 shares of Common Stock outstanding on April 15, 1999 plus any presently exercisable stock options held by each such holder, and options which will become exercisable within 60 days after April 15, 1999.

(4) Includes 3,293,750 shares of Common Stock owned of record by Mark Benun, as to which shares Jack Benun exercises voting power. Also includes 300,000 shares of Common Stock owned beneficially and of record by the Jack M. Benun Family, L.P., of which Mr. Benun is the general partner with a one percent (1%) interest, and each of Mr. Benun's three daughters is a limited partner with a 33% interest.

(5) Excludes 100,000 shares of Common Stock underlying options which are not yet exercisable as of April 15, 1999 and which do not become exercisable within sixty (60) days after such date.

(6) Represents 33,333 shares of Common Stock underlying options which are exercisable as of April 15, 1999 or which will become exercisable within sixty (60) days after such date. Excludes 91,667 shares of Common Stock underlying options which become exercisable over time after such period.

(7) Represents  95,693  shares of Common  Stock  owned of record by Mr.  Glasgow
    which  he  received  in  connection  with  the  Acquisition.   See  "Certain
    Relationships and Related Transactions."

(8) Represents 8,000 shares of Common Stock underlying options which are exercisable as of April 15, 1999 or which will become exercisable within sixty (60) days after such date. Excludes 32,000 shares of Common Stock underlying options which become exercisable over time after such period.

(9) Represents 8,000 shares of Common Stock underlying options which are exercisable as of April 15, 1999 or which will become exercisable within sixty (60) days after such date. Excludes 32,000 shares of Common Stock underlying options which become exercisable over time after such period.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     For transactions involving Jack M. Benun, Mark J. Benun, Isaac Levy, Marvin Azrak and Stephen I. Kahn, see "Executive Compensation - Compensation Committee Interlocks and Insider Participation."

     On April 13, 1999, the Company acquired certain of the assets of D. Glasgow & Sons, Inc. (the "Acquisition"). The assets acquired include intellectual property rights under license agreements to design and manufacture children's apparel bearing logos, trademarks and tradenames of the National Football League, the National Basketball Association, Major League Baseball and the National Hockey League, as well as certain Warner Brothers' properties, including Looney Tunes, and Saban's Power Rangers, among other licenses. In connection with the Acquisition, Andrew Glasgow was elected as a Director of the Company in April 1999. In addition, Mr. Glasgow was appointed Vice President of the Company and will remain as President of the Company's Glasgow Division. See "Executive Compensation - Employment Agreements, Indemnification Agreements and Change-In-Control Severance Pay Arrangements." In exchange for the foregoing assets, the Company paid to D. Glasgow & Sons, Inc. consideration consisting of $3.7 million in cash and issued 95,693 shares of Common Stock of the Company having a fair market value of $1.0 million. The Common Stock issued in connection with the Acquisition is restricted stock, and the Company has granted certain piggy-back registration rights to the holder of such restricted stock. Finally, the Company also purchased certain inventory from D. Glasgow & Sons, Inc. for $2.9 million.

     The Board of Directors of the Company has adopted a policy requiring that any transactions between the Company and its officers, Directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Company's Board of Directors.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company intends, subject to shareholder approval, to retain Grant Thornton LLP as independent auditors of the Company for the year ending December 31, 1999. Grant Thornton LLP also served as independent auditors of the Company for 1998. Neither the firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as auditors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

     One or more representatives of Grant Thornton LLP is expected to attend the Meeting and have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

                             SHAREHOLDERS' PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company's proxy statement and form of proxy relating to the 2000 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by December 27, 1999.

                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

                                     GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, whose notice of meeting is attached to this Proxy
Statement, and the entire cost of such solicitation will be borne by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company also requested that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     HAPPY KIDS INC. WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD ON APRIL 15, 1999, AND TO EACH BENEFICIAL SHAREHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO MARK J. BENUN, SECRETARY, HAPPY KIDS INC., 100 WEST 33rd STREET, SUITE 1100, NEW YORK, NEW YORK 10001. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.



                                       By Order of the Board of Directors


                                       Mark J. Benun
                                       Secretary

New York, New York
April 26, 1999

                                 HAPPY KIDS INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Jack M. Benun and Stuart Bender, and each of them, his or her true and lawful agent and proxy with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of Common Stock of Happy Kids Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Grand Hyatt, Park Avenue at Grand Central, New York, New York 10017 at 2:00 P.M., local time, on May 25, 1999, and at any adjournment or adjournments thereof, upon the following proposals more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2.

                  (continued and to be signed on reverse side)

                 Please Detach and Mail In the Envelope Provided

A  |X|   Please mark your
         votes as in this
         example.

1.    ELECTION OF             Nominees:
      DIRECTORS:              Jack M. Benun
                              Mark J. Benun
                              Isaac Levy
                              Andrew Glasgow
                              Marvin Azrak
                              Stephen I. Kahn

      VOTE FOR all the nominees listed; except vote withheld from the following nominees, if any. (To withhold authority to vote for any individual nominated, write that nominee's name in the space
      provided below.)                                                    |    |


--------------------------------------------------------------------------------


      VOTE WITHHELD from all nominees.                                    |    |


2.    APPROVAL OF PROPOSAL TO RATIFY                FOR      AGAINST    ABSTAIN
      THE APPOINTMENT OF GRANT THORNTON LLP
      AS THE INDEPENDENT AUDITORS OF THE COMPANY   |    |     |    |     |    |
      FOR THE YEAR ENDING DECEMBER 31, 1999.

3. In his discretion, the proxy is authorized to vote upon other matters as may properly come before the Meeting.

                                       I will         I will not
                                       |    |           |    |
                                          attend the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Signature of                    Signature of
Shareholder                     Shareholder                      Dated:
            -------------------             -------------------       ----------
                                              IF HELD JOINTLY

Note: This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.